                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                         ------------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         WORLDGATE COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

              DELAWARE                                          23-2866697
              --------                                          ----------
State of Incorporation or Organization                       (I.R.S. Employer
                                                             Identification no.)

3220 TILLMAN DRIVE, SUITE 300, BENSALEM, PENNSYLVANIA                  19020
-----------------------------------------------------                  -----
      (Address of Principal Executive Offices)                       (Zip Code)

If this form relates to the
registration of a class of securities
pursuant to Section 12(b) of the
Exchange Act and is effective
pursuant to General Instruction
A.(c), please check the following box.
/_/

If this form relates to the
registration of a class of securities
pursuant to Section 12(g) of the
Exchange Act and is effective
pursuant to General Instruction
A.(d), please check the following box.
/X/

Securities Act registration statement file number to which this form
relates:            333-71997
        --------------------------------

Securities to be registered pursuant to Section 12(b) of the Act:


     Title of Each Class                    Name of Each Exchange on Which
     To Be So Registered                    Each Class is to be Registered

            NONE.
-----------------------------               -------------------------------

-----------------------------               -------------------------------



Securities to be registered pursuant to Section 12(g) of the Act:

                     COMMON STOCK, PAR VALUE $.01 PER SHARE.
--------------------------------------------------------------------------------
                                (Title of Class)


                                (Title of Class)
--------------------------------------------------------------------------------

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The securities registered hereunder are the shares of common stock of WorldGate Communications, Inc. (the "Registrant"). A description of the Registrant's common stock is incorporated herein by reference to the description set forth under the heading "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (File No. 333-71997), filed by the Registrant with the Securities and Exchange Commission (the "Commission") on February 9, 1999, as amended, pursuant to the Securities Act of 1933, as amended (the "Registration Statement").

ITEM 2.  EXHIBITS.

         a. Form of Amended and Restated Certificate of Incorporation of Registrant.*

         b. Form of Amended and Restated Bylaws of Registrant.*

         c. Specimen Certificate Representing the Common Stock.*

--------------
*Filed herewith

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

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                         WORLDGATE COMMUNICATIONS, INC.



                         By: /s/ Hal Krisbergh
                            -------------------------------------
                             Hal Krisbergh
                             Chairman and Chief Executive Officer

Date:  April 7, 1999


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